Execution Copy

Loan Agreement

Dated as of December _8__, 2008

By and between:
Hotel Outsource Management International, Inc., a Delaware corporation whose address for the purposes of notices sent under this Agreement shall be One Embarcadero Center, Suite 500, San Francisco CA 94111, Fax: +1-415-433 5994, e-mail: jackronnel@my-homi.com; with a copy to Reif & Reif Law Offices, 17-4 Yitzchak Rabin Rd., Bet Shemesh 99585, Israel, Fax: +972-2-999-7993, e-mail: Mail@ReifLaw.com (the “Borrower”);

And:	(1) Jacky Ronnel, of 21 Hasavoraim Street, Tel Aviv 69207, Israel, and
(2) Aryeh Reif, of 17-4 Yitzchak Rabin Road, Bet Shemesh 99585, Israel
(each of them a “Lender” and collectively, the “Lenders”);

Whereas:
Borrower requires immediate funds, which, in the current economic climate, it has not been able to obtain in a timely manner from banking institutions, as interim financing until receipt of the proceeds which it anticipates receiving from the rights offering which it expects to proceed imminently, as soon as the SEC Registration Statement becomes effective (a revised From S-1 was filed by Borrower on November 24, 2008) (the “Rights Offering”); and

Whereas:
Borrower has requested that Lenders, who hold office as CEO and Corporate Secretary of Borrower, respectively, assist Borrower by agreeing to loan such funds to Borrower in the amount and under the terms set forth in this Agreement below; and

Whereas:	Each Lender is willing to make a loan to Borrower, all subject to and in accordance with the terms of this Agreement;

Therefore, the parties have made condition and agreed as follows:

1.	The Loan

1.1	Upon the terms and conditions set forth in this Agreement, Lenders agrees to loan to Borrower the principal amount of $420,000.- (four hundred and twenty thousand US Dollars) (the “Loan”), as follows:

a.	Jacky Ronnel: $400,000;

b.	Aryeh Reif: $20,000;

1.2
The Loan will be made available to Borrower within 3 business days of the date hereof (hereinafter: the “Loan Date”), by means of SWIFT wire transfer to Borrower’s account No. 0605079633 at HSBC Republic Bank, a division of HSBC Bank USA, in the branch located at 452, Fifth Avenue, New York, NY 10018.

2.	Interest

2.1	Borrower shall pay interest on the entire outstanding balance of the Loan, commencing as of the Loan Date, at the rate of 6% per annum (the “Interest”).

2.2	On the Repayment Date (as defined below), Borrower shall pay Lenders, pari passu, all of the Interest that has accrued and is outstanding on the Loan up until that date.

3.	Repayment

3.1	Borrower shall repay the entire Loan, with all accrued Interest, in a single, cash payment to each Lender, pari passu, no later than the 4 month anniversary of the Loan Date (the “Repayment Date”).

Loan Agreement: HOMI - Ronnel/Reif
Execution Copy

3.2
Notwithstanding the foregoing, and notwithstanding Lenders’ declaration that, as at the date hereof, they would prefer for the Loan to be repaid in cash, the Lenders nevertheless agree that Borrower may elect to effect repayment of any part, or all, of the Loan and/or accrued Interest, pari passu to the Lenders, no later than the Repayment Date, by means of the issue to the Lenders of shares of Borrower’s common stock. The purchase price of each share so issued shall be deemed to be the same price per share as in the Rights Offering (the “Price Per Share”), such that the outstanding balance of the Loan plus accrued Interest shall be reduced, at the time of issue of such shares, by the quantity of shares so issued multiplied by the Price Per Share. If, for example, the Price Per Share is $0.05 and if the Repayment Date falls exactly on the 4 month anniversary of the Loan Date, and the outstanding balance of the Loan plus the accrued Interest is $428,400, then the issue, on that date, of 8,568,000 shares of Borrower’s common stock, to the order of the Lenders, as set forth herein, would constitute full repayment of the Loan and all accrued Interest.

For any sums that may be payable by a Lender in the Rights Offering, in respect of shares which such Lender may subscribe for in such Rights Offering, up to the total amount then owed by Borrower to such Lender under this Agreement, such Lender, or Borrower, may elect, by written notice to the other, that such sums be offset against the outstanding balance of the Loan and accrued Interest then owed to such Lender.

3.3
If Borrower elects to repay any part of the Loan and/or accrued Interest by means of the issue of shares as set forth in Section 3.2 above, then the shares must be duly issued in Lenders’ names, or to their order, pari passu, and registered in Lenders’ names, or to their order, in Borrower’s share register, and duly executed share certificates must be delivered to Lenders, or to their order, all no later than the Repayment Date.

3.4
For avoidance of any doubt, Borrower undertakes to fully repay the Loan and all accrued Interest, no later than the Repayment Date, either by means of a cash payment as set forth in Section 3.1 above, or by means of a share issue, as set forth in Sections 3.2 and 3.3 above, or by means of a combination of such cash payment and such share issue, provided that all such repayments are made for both Lenders, pari passu.

3.5	Borrower may at any time prepay to the Lenders, pari passu, any part of the outstanding balance of the Loan and accrued Interest, by any of the methods set forth in Section 3.4 above.

3.6
Without derogating from any statutory remedies and/or other remedies available under the terms of this Agreement, if Borrower is in default under this Agreement and does not fully repay the Loan and accrued Interest in the manner set forth above, no later than the Repayment Date, then each Lender shall be entitled to elect, by means of written notice to Borrower, whether repayment of such Lender’s portion of the outstanding balance of the Loan and accrued Interest must be made by means of cash payment, or by means of share issue under the principles outlined above, or by a combination of these methods, and Borrower undertakes to comply with such election by each Lender.

4.	Late Payment

Without derogating from any statutory remedies and/or other remedies available under the terms of this Agreement, any sums not paid by Borrower at the appointed time under this Agreement shall be  subject to interest at the highest rate of interest then charged by Bank Leumi of Israel in respect of Dollar sums overdrawn beyond an agreed credit facility, such interest to accrue from the date payment was originally due until the date of actual payment; this interest rate shall initially be determined on the date payment was originally due, and thereafter monthly until the date of actual payment. Nothing in this Section 4 may be construed in any way as derogating from Borrower’s undertaking and obligation to repay the Loan and pay the Interest as set forth above. Arrears interest accruing pursuant to the terms of this Section 4 shall, for all intents and purposes, be deemed part of the Interest, as defined herein.

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Loan Agreement: HOMI - Ronnel/Reif
Execution Copy

5.	Specified Purpose of Loan

5.1
The Parties hereby confirm and agree that Borrower requested the Loan for the sole purpose of using all of said Loan to finance its activity in the ordinary course of business, including making financing available to one or more of its subsidiaries, to finance their activity in the ordinary course of business (the “Specified Purpose”).

5.2	Borrower hereby undertakes to use the Loan solely for the Specified Purpose and not to use any part of the Loan for any purpose other than the Specified Purpose.

5.3
Borrower hereby recognizes and acknowledges that the Lenders’ consent to make the Loan to Borrower in accordance with the terms hereof is inter alia subject to and in reliance upon Borrower’s undertaking as set forth in Section 5.2 above, which is a fundamental condition of this Agreement.

6.	Borrower’s General Covenants

6.1
Borrower shall keep proper records and books of account in accordance with generally accepted accounting principles consistently applied, and shall maintain, preserve and keep all of its properties and assets in good working order and condition, subject to ordinary wear and tear.

6.2
Borrower shall conduct its affairs in such manner as is appropriate for a public company whose shares are traded on the New York OTCBB, and in accordance with all laws and regulations by which it is bound.

6.3
Other than in the ordinary course of business or otherwise as agreed to in writing by the Lenders, on a case by case basis, Borrower shall not create, incur, or assume any indebtedness, nor shall it create incur, assume or suffer any mortgage, pledge, lien, security interest, charge or encumbrance of any kind or nature in or upon any of its property or assets, whether now owned or hereafter acquired, nor shall it sell, lease, assign, transfer or otherwise dispose of any of its assets, including its accounts receivable.

7.	Representations and Warranties

Borrower hereby represents and warrants to the Lenders as follows:

7.1
that it is duly organized and existing under the laws of the jurisdiction in which it was incorporated, with the requisite corporate or other power to own and operate its properties and assets, and to carry on its business as presently conducted and to execute and perform its obligations under this Agreement;

7.2
that this Agreement is valid and binding upon it and it is bound by it and obliged to act in accordance with its terms; and that the execution and performance by it of this Agreement, and compliance therewith, and the consummation of the transactions contemplated by this Agreement will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any document, other obligation, law, regulation or order to which it is or will be party or by which it is or will be bound;

7.3
that all actions on its part and on the part of its directors, required for the authorization, execution, and performance by it, of this Agreement, and the consummation of all the transactions contemplated herein, have been obtained, or that they will be obtained within 30 days of the date hereof and until such time as they are obtained no use will be made of the Loan, which will, until such time, be deemed held in trust for Lenders by Borrower;

7.4
that this Agreement and the entire contents thereof do not require that any notice be made to any authorities, other than notice which has already been made by Borrower or which will be made by Borrower in a timely manner (such as a Form 8-K), in accordance with all laws and regulations by which Borrower is bound, in accordance with directions which Borrower will receive from its US Legal Counsel.

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Loan Agreement: HOMI - Ronnel/Reif
Execution Copy

8.	Events of Default

The occurrence and continuation of any of the following events shall be considered an Event of Default upon the occurrence of which the entire unpaid balance of the Loan and Interest, and all reasonable costs of collection, including reasonable attorney fees and expenses, shall become immediately due and payable:

8.1	Borrower shall fail to make any payment which it is obliged to make under the terms of this Agreement and such failure is not fully remedied within thirty (30) days after the occurrence thereof;

8.2
for the avoidance of doubt it is hereby stipulated and emphasized that it is the fundamental obligation and undertaking of Borrower to repay the Loan and pay the Interest, in their entirety, on the Repayment Date, and that failure by Borrower to repay the Loan and pay the Interest, in their entirety, on the Repayment Date, shall be considered an Event of Default, regardless of the reason for such failure, and without either Lender being required to deliver any kind of notice to Borrower;

8.3
Borrower shall default in the performance of any material covenant or obligation contained herein or in any other agreement, debenture, pledge, promissory note or other instrument of indebtedness with a Lender and such default is not remedied within thirty (30) days after the occurrence thereof;

8.4	Borrower uses and/or attempts and/or permits use of the Loan, or any part thereof, for any purpose other than the Specified Purpose;

8.5
any representation or warranty made by or on behalf of Borrower to the Lenders, howsoever in connection with the Loan and/or this Agreement, shall at any time prove to have been incorrect or misleading;

8.6
any judgment materially affecting the ability of Borrower to repay the Loan and pay the Interest shall be entered against Borrower or any attachment, levy or execution against a substantial portion of its properties shall remain unpaid, or shall not be released, discharged, dismissed, suspended or stayed for a period of thirty (30) days or more after its entry, issue or levy, as the case may be;

8.7
any proceedings seeking to declare Borrower bankrupt, or insolvent, or seeking liquidation, winding up, reorganization, arrangement with creditors, composition of debts or any other similar proceedings shall be initiated against Borrower, and such proceeding shall not be dismissed within thirty (30) days;

8.8	any event shall occur materially affecting the ability of Borrower to repay the Loan and pay the Interest under the terms of this Agreement.

9.	Miscellaneous

9.1
In view of the fact that the Lenders are shareholders in Borrower and Jacky Ronnel is currently the a Director of Borrower, each Lender hereby agrees that, if and for as long as he owns more than 1% of Borrower’s issued and outstanding share capital or is a member of Borrower’s Board of Directors, he will not participate in any vote taken by any of the organs within Borrower’s corporate structure in connection with this Agreement. This clause is in addition to, and without derogating from, the provisions of applicable law that may apply to this Agreement in connection with its being an agreement between a corporation and individuals who are shareholders and directors of that corporation.

9.2
Each Lender shall be entitled, at any time and without requiring the consent of Borrower or any other individual, to assign all or any part of its rights under this Agreement, to any other entity. Borrower shall not be entitled to assign all or any part of its rights and/or obligations under this Agreement, without both Lenders’ advance written consent.

9.3	No Amendment to this Agreement, or any part thereof, shall be valid or binding upon the Parties unless drawn up in writing and signed by both Parties.

9.4
As used in this Agreement, the term “including”, and all derivations thereof, shall mean “including, without limitation”, unless expressly stipulated to the contrary. Where the context permits, use of the singular number includes the plural and vice versa and words denoting any gender shall include all genders. The Preamble, and any Appendices, Exhibits or Schedules to this Agreement, constitute an integral part hereof. Section headings are for convenience purposes only, and may not be used in the construction or interpretation of this Agreement.

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Loan Agreement: HOMI - Ronnel/Reif
Execution Copy

9.5
No failure or delay on the part of any party in exercising any right and/or remedy to which it may be entitled hereunder and/or by law shall operate as a waiver by that party of any right whatsoever. No waiver of any right under this Agreement shall be deemed as a waiver of any further or future right hereunder, whether or not such right is the same kind of right as was waived in a previous instance.

9.6
In case any provision of the Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and shall continue in full force and effect.

9.7
This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and replaces any previous agreements between the parties, if at all, whether written or verbal, pertaining to any of the subject-matter hereof.

9.8
This Agreement shall be governed by and construed in accordance with the laws of Israel, without regard to its rules of conflict of laws. The parties hereby agree and submit to the exclusive jurisdiction of the competent courts in the city of Tel-Aviv, with respect to any claim or dispute arising out of and/or in connection with this Agreement. For this purpose, Borrower hereby gives notice that an address for service of court papers in any action relating to this Agreement shall be c/o HOMI Israel Ltd., Gav-Yam Center, Building #3, 3rd Floor, 9 Shenkar Street, Herzliya Pituach 46725, Israel.

9.9
Notices sent by one party to the other under this Agreement will be sent by registered mail to the addresses specified herein, delivered by hand, or transmitted by fax and will be deemed to have reached their destination within 5 days of being deposited with the Post Office for dispatch as registered mail (10 days in the case of air mail), upon actual delivery when delivered by hand, and upon receipt of the recipient’s confirmation of receipt when sent by fax.

9.10
This Agreement may be executed in any number of counterparts, in original or by facsimile, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement.

In witness whereof the parties have executed this

Loan Agreement on the date first above written:

SIGNED for and on behalf of	)
Hotel Outsource Management International, Inc.	)
)
By: /s/ Daniel Cohen, President	)

SIGNED by: /s/	)
Jacky Ronnel	)

SIGNED by: /s/	)
Aryeh Reif	)

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